Exhibit (f)(4)
Execution Version
CONSENT AND THIRD AMENDMENT OF TRANSACTION DOCUMENTS
     THIS CONSENT AND THIRD AMENDMENT OF TRANSACTION DOCUMENTS (this “Amendment”), made as of June 25, 2010, by and among HORIZON CREDIT I LLC, a Delaware limited liability company, as the Borrower (in such capacity, the “Borrower”), and as the Purchaser (in such capacity, the “Purchaser”) COMPASS HORIZON FUNDING COMPANY LLC (the “Seller”), WESTLB AG, NEW YORK BRANCH, as the Lender (in such capacity, together with its successors and assigns, the “Lender”) and as the Agent for the Lender (in such capacity, together with its successors and assigns, the “Agent”), and U.S. BANK NATIONAL ASSOCIATION, as the Custodian (in such capacity, the “Custodian”), and as the Paying Agent (in such capacity, the “Paying Agent”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Lender, the Agent, the Custodian and the Paying Agent entered into that certain Credit and Security Agreement, dated as of March 4, 2008 (as amended, the “Credit Agreement”);
     WHEREAS, the Seller and the Purchaser entered into that certain Sale and Contribution Agreement, dated as of March 4, 2008 (as amended, the “Sale and Contribution Agreement”);
     WHEREAS, certain owners of the Seller intend to enter into an exchange transaction (the “Exchange Transaction”), more fully described in the Registration Statement (the “HRZN Registration Statement”) of Horizon Technology Finance Corporation (“HRZN”) attached hereto as Exhibit A;
     WHEREAS, the Exchange Transaction would constitute a Change of Control of the Seller under the Credit Agreement;
     WHEREAS, the Borrower, the Seller and the Servicer have requested that the Lender consent to any Change of Control of the Seller that would result from the Exchange Transaction; and
     WHEREAS, the parties to the Credit Agreement have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein;
     WHEREAS, the parties to the Sale and Contribution Agreement have agreed to amend certain provisions of the Sale and Contribution Agreement as more fully set forth herein.
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto amend the Credit Agreement, and covenant and agree, as follows:
     1. Consent. Upon the effectiveness of this Amendment pursuant to Section 4 hereof, the Lender and the Agent hereby consent to the consummation of the Exchange Transaction and any Change of Control of Seller that would result therefrom.

     2. Modification of the Credit Agreement. Upon the effectiveness of this Amendment pursuant to Section 4 hereof, the following modifications to the Credit Agreement shall hereby be made:
     (a) Section 3.1(l) of the Credit Agreement is replaced in its entirety with the following:
     “(l) Not an Investment Company. The Borrower is not an “investment company” within the meaning of the “1940 Act.” The Borrower is not otherwise subject to regulation under the 1940 Act, except to the extent described in the HRZN Registration Statement. The business and other activities of the Borrower, including but not limited to, the making of the Advances by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents to which the Borrower is a party do not result in any violations, with respect to the Borrower, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.”
     (b) a new Section 5.1(t) of the Credit Agreement is inserted as follows:
     “(t) Investment Company Act. Notwithstanding the provisions of Section 3.1(l), if the Borrower operates in such a manner as to be an “investment company” within the meaning of the 1940 Act, the Borrower will register as an “investment company” under the 1940 Act immediately upon being required to do so under the 1940 Act and will conduct its business and other activities in compliance with the provisions of the 1940 Act and any rules, regulations or orders issued by the SEC thereunder.
     (c) a new Section 7.1(x) of the Credit Agreement is inserted as follows:
     “(x) the business and other activities of the Borrower or the Seller including but not limited to, the acceptance of the Advances by the Borrower made by the Lender, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower or the Seller is a party result in a violation by the Borrower, the Seller, or any other Person of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder;
     (d) the definition of “1940 Act” is hereby added to Exhibit I to the Credit Agreement in the proper alphabetical order:
          ““1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.”
               (e) the definition of “Facility Limit” in Exhibit I to the Credit Agreement is replaced in its entirety by the following new definition:
     ““Facility Limit” means One Hundred Twenty-Five Million Dollars ($125,000,000).”
     (f) the definition of “SEC” is hereby added to Exhibit I to the Credit Agreement in the proper alphabetical order:
     ““SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to its principal functions.”

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          3. Modification of the Sale and Contribution Agreement. Upon the effectiveness of this Amendment pursuant to Section 4 hereof, the following modifications to the Sale and Contribution Agreement shall hereby be made:
          (a) Section 4.1(n) of the Sale and Contribution Agreement is replaced in its entirety with the following:
     “(n) Not an Investment Company. The Seller is not an “investment company” within the meaning of the 1940 Act. The Seller is not otherwise subject to regulation under the 1940 Act, except to the extent described in the HRZN Registration Statement. The business and other activities of the Seller, including but not limited to, the sale of Venture Loans to the Purchaser and the consummation of the transactions contemplated by the Transaction Documents to which the Seller is a party do not result in any violations, with respect to the Seller, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.”
          (b) a new Section 5.1(y) of the Sale and Contribution Agreement is inserted as follows:
     “(y) Investment Company Act. Notwithstanding the provisions of Section 4.1(n), if the Seller operates in such a manner as to be an “investment company” within the meaning of the 1940 Act, the Seller will register as an “investment company” under the 1940 Act immediately upon being required to do so under the 1940 Act and will conduct its business and other activities in compliance with the provisions of the 1940 Act and any rules, regulations or orders issued by the SEC thereunder.
     4. Effective Date; Conditions Precedent to Effectiveness. The consent and modifications contained in Sections 1, 2 and 3 of this Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived by the Agent (the “Effective Date”):
          (a) no Material Adverse Effect has occurred or would result from the transactions contemplated by this Amendment or the consummation of the transactions described in the HRZN Registration Statement;
          (b) no event has occurred and is continuing, or would result from Borrower’s execution and delivery of this Amendment, that would constitute an Early Amortization Event, an Event of Default or an Unmatured Event of Default;
          (c) the representations and warranties contained in Section 3.1 of the Credit Agreement and Section 4.1 of the Sale and Contribution Agreement (in each case, after giving effect to this Amendment) are true and correct;
          (d) each of the Borrower, the Seller and the Purchaser shall have delivered to the Agent and the Lender such other documents reasonably requested by the Agent in connection with the transactions contemplated by this Amendment including, without limitation, copies of documents relating to the Exchange Transaction and the other transactions contemplated by the HRZN Registration Statement;

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          (e) each of the Borrower, the Seller and the Purchaser shall have delivered to the Agent a certificate of its Secretary, certifying (i) as to the names and true signatures of the incumbent officers of such party authorized to sign this Amendment and (ii) the resolutions of such party’s board of managers approving and authorizing the execution, delivery and performance of this Amendment; and
          (f) the transactions described in the HRZN Registration Statement shall have closed and Compass Horizon Partners LP shall own and control, directly or indirectly, not less than Twenty Million Dollars ($20,000,000) of the voting shares of HRZN (as calculated on the market value of HRZN on the Effective Date) as a result of such transactions.
     5. Ratification. The Transaction Documents (as amended by this Amendment) are hereby ratified and remain in full force and effect as of the date hereof and as of the Effective Date.
     6. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lender that as of the date hereof the representations and warranties contained in Section 3.1 of the Credit Agreement are true and correct. The Seller hereby represents and warrants to the Purchaser that as of the date hereof the representations and warranties contained in Section 4.1 of the Sale and Contribution Agreement are true and correct.
     7. Effect of Amendment. On and after the Effective Date, each reference in the Credit Agreement, to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified, confirmed and ratified hereby. On and after the Effective Date, each reference in the Sale and Contribution Agreement, to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Sale and Contribution Agreement shall mean and be a reference to the Sale and Contribution Agreement as modified, confirmed and ratified hereby.
     8. Termination. This Amendment shall terminate and be of no further force or effect in the event that the Effective Date has not occurred on or before December 31, 2010.
     9. Successors and Assigns. This Amendment shall inure to the benefit of the Agent, the Lender and their respective successors and assigns, and bind the parties hereto and their respective successors and permitted assigns.
     10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     11. Governing Law. This Amendment shall, in accordance with section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.
     12. Severability. In the event any term or provision of this Amendment or the application thereof to any person or entity or circumstance, shall, for any reason or to any extent be invalid or unenforceable, the remaining terms and provisions of this Amendment, or the application of any such provision to persons, entities or circumstances other than those as to whom or which it has been determined to be invalid or unenforceable, shall not be affected thereby, and every provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.
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     IN WITNESS WHEREOF, each of the parties hereto have caused this CONSENT AND THIRD AMENDMENT OF TRANSACTION DOCUMENTS to be executed by its duly authorized signatories, as of the date first above written.

HORIZON CREDIT I LLC, as the Borrower
By: COMPASS HORIZON PARTNERS, LP, its Manager
By: Navco Management Ltd., its General Partner

By:	/s/ Cora Lee Starzomski
	Name:	Cora Lee Starzomski
	Title:	Director/Treasurer

Address:	76 Batterson Park Road
Farmington, CT 06032
Attention:	Robert D. Pomeroy, Jr.
Fax:	(860) 676-8655
Telephone:	(860) 676-8656
Email:	rob@horizontechfinance.com

HORIZON CREDIT I LLC, as the Purchaser By: COMPASS HORIZON PARTNERS, LP, its Manager By: Navco Management Ltd., its General Partner

By:	/s/ Cora Lee Starzomski
	Name:	Cora Lee Starzomski
	Title:	Director/Treasurer

Address:	76 Batterson Park Road
Farmington, CT 06032
Attention:	Robert D. Pomeroy, Jr.
Fax:	(860) 676-8655
Telephone:	(860) 676-8656
Email:	rob@horizontechfinance.com
Signature Page to Consent and
Third Amendment of Transaction Documents

COMPASS HORIZON FUNDING COMPANY LLC, as the Seller
By: COMPASS HORIZON PARTNERS, LP, its Manager
By: Navco Management Ltd., its General Partner

By:	/s/ Cora Lee Starzomski
	Name:	Cora Lee Starzomski
	Title:	Director/Treasurer

Address:	76 Batterson Park Road
Farmington, CT 06032
Attention:	Robert D. Pomeroy, Jr.
Fax:	(860) 676-8655
Telephone:	(860) 676-8656
Email:	rob@horizontechfinance.com
Signature Page to Consent and
Third Amendment of Transaction Documents

WESTLB AG, NEW YORK BRANCH, as the Lender
By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	Executive Director

By:	/s/ Steven Berman
	Name:	Steven Berman
	Title:	Director

Address:	250 Greenwich Street
New York, New York 10007
Attention:	Portfolio Exit Group
Fax:	212-789-0087

WESTLB AG, NEW YORK BRANCH, as the Agent
By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	Executive Director

By:	/s/ Steven Berman
	Name:	Steven Berman
	Title:	Director

Address:	250 Greenwich Street
New York, New York 10007
Attention:	Portfolio Exit Group
Fax:	212-789-0087
Signature Page to Consent and
Third Amendment of Transaction Documents

U.S. BANK NATIONAL ASSOCIATION, as the Custodian
By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

Address:	1133 Rankin Street
St. Paul, Minnesota 55116
Attention:	Receiving Group — Horizon Credit I LLC
Fax:	(651) 695-6102
Telephone:	(651) 695-5867
For all notices send copies to:

U.S. Bank National Association
209 S. LaSalle Street, Ste. 300,
Chicago, Illinois, 60604
Attn: Structured Finance, Horizon Credit I LLC
Fax: (312) 325-8905
Tel.: (312) 325-8904

U.S. BANK NATIONAL ASSOCIATION, as the Paying Agent
By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

Address:	209 S. LaSalle Street, Ste. 300
Chicago, Illinois, 60604
Attention:	Structured Finance, Horizon Credit I LLC
Fax:	(312) 325-8905
Telephone:	(312) 325-8904
Signature Page to Consent and
Third Amendment of Transaction Documents